UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2024

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2024, Amir Hegazy tendered his resignation as the Chief Financial Officer of Berenson Acquisition Corp. I (the “Company”), effective immediately. Mr. Hegazy’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

In addition, on July 17, 2024, the board of directors of the Company appointed Alessandro R. Masolo, as Chief Financial Officer, to fill the vacancy created by Mr. Hegazy’s resignation, effective immediately.

Alessandro R. Masolo, 31, has served as Vice President of Berenson Holdings LLC. (“Berenson”), a merchant bank founded in 1990 with two principal lines of business: investment banking and private equity investing, since December 2022 and prior to that served as an associate from December 2019 and as analyst since 2017. Mr. Masolo has experience working on a variety of transactions, having closed over 20 deals across Berenson Advisory (restructuring, sell-side and buy-side M&A assignments) and Berenson Capital (growth equity and private equity investments). Mr. Masolo has served as a Board Observer of Collette Health since June 2021. Prior to joining Berenson, Mr. Masolo served as a propriety equity trader at Chimera Securities. Mr. Masolo graduated cum laude with a B.A. in economics from Georgetown University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Berenson Acquisition Corp. I
Dated: July 19, 2024

	By:	/s/ Alessandro Masolo
Chief Financial Officer